Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

METACRINE, INC.

Ken Song hereby certifies that:

ONE: The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 17, 2014.

TWO: He is the duly elected and acting President and Chief Executive Officer of Metacrine, Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this corporation is hereby amended and restated (as amended and restated, the “Restated Certificate”) to read as follows:

I.

The name of this corporation is Metacrine, Inc. (the “Company”).

II.

The address of the registered office of the corporation in the State of Delaware is 32 West Loockerman Street, Suite 107 in the City of Dover, State of Delaware, 19904, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is Corp2000.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 191,102,815 shares, 106,009,127 shares of which shall be Common Stock (the “Common Stock”) and 85,093,688 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis), irrespective of the provisions of Section 242(b)(2) of the DGCL.

C. 36,099,978 shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”) 18,333,333 shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), and 30,660,377 shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred” and, together with the Series A Preferred and the Series B Preferred, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

(a) Holders of Series C Preferred, in preference to the holders of the Series B Preferred, Series A Preferred and Common Stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of 6% of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Series C Preferred. Such dividends shall be payable only when, as and if declared by the Company’s Board of Directors (the “Board”) and shall be non-cumulative.

(b) After payment of any amounts payable pursuant to Section 1(a) above, holders of the Series B Preferred, in preference to the holders of Series A Preferred and Common Stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of 6% of the applicable Original Issue Price per annum on each outstanding share of Series B Preferred. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(c) After payment of any amounts payable pursuant to Section 1(b) above, holders of the Series A Preferred, in preference to the holders of Common Stock, shall be entitled to receive, but only out of funds that are legally available therefor, cash dividends at the rate of 6% of the applicable Original Issue Price per annum on each outstanding share of Series A Preferred. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(d) The “Original Issue Price” of the Series C Preferred shall be $2.12 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), of the Series B Preferred shall be $1.20 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) and of the Series A Preferred shall be $1.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).

(e) So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend (whether in cash or property), or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock, until all dividends as set forth in Section 1(a)-(c) above on the Series Preferred shall have been paid or declared and set apart, except for:

(i) acquisitions of Common Stock by the Company pursuant to agreements approved by the Board that permit the Company to repurchase such shares at no more than cost upon termination of services to the Company;

(ii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares at the original purchase price or the then-current fair market value thereof; or

(iii) distributions to holders of Common Stock in accordance with Section 3.

(f) In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Series Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

(g) The provisions of Sections 1(e) and 1(f) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 4(f) hereof are applicable, or any repurchase of any outstanding securities of the Company that is approved by the Board.

(h) A distribution to the Company’s stockholders may be made without regard to the preferential dividends arrears amount or any preferential rights amount (each as determined under applicable law).

2. VOTING RIGHTS.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company (the “Bylaws”). Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock. Each share of Common Stock shall be entitled to one vote.

(b) Separate Vote of Series Preferred. For so long as at least 20% shares of Series Preferred which are outstanding immediately following the Original Issue Date (as defined below) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series Preferred, voting as a single class and on an as-converted to Common Stock basis, shall be necessary for effecting or validating the following actions (whether by merger, amendment, recapitalization, consolidation or otherwise):

(i) Any authorization, creation, designation, whether by reclassification or otherwise, issuance or obligation to issue shares of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series Preferred in right of redemption, liquidation preference, conversion, voting or dividend rights or any increase in the authorized or designated number of any such class or series;

(ii) Any voluntary dissolution or liquidation of the Company or any agreement by the Company to effect an Asset Transfer or Acquisition;

(iii) Any increase or decrease in the authorized number of shares of Common Stock;

(iv) Any increase or decrease in the authorized number of members of the Board or change in the procedures by which members of the Board are elected or appointed;

(v) Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or options to purchase Common Stock except for (A) acquisitions of Common Stock by the Company permitted by Section 1(e)(i) and (ii) hereof and (B) the payments of dividends on shares of the Series Preferred permitted by Section 1(a) – (c) hereof;

(vi) Any incurrence of indebtedness for borrowed money (including operating and capital leases) or any grant, creation or permission for the imposition of any lien, security interest or other encumbrance upon an of the assets or properties of the Company or any subsidiary of the Company or any direct or indirect guaranty or provision of surety for the obligations of any third party, in the aggregate in an amount in excess of $500,000, other than indebtedness incurred pursuant to debt facilities or leases approved by the Board;

(vii) Any acquisition of the capital stock of another entity that results in the consolidation of that entity into the results of operations of the Company or acquisition of all or substantially all of the assets of another entity, unless approved by the Board; or

(viii) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation).

(c) Separate Series C Vote Required. For so long as any shares of Series C Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series C Preferred shall be necessary to (i) increase the authorized number of shares of the Series C Preferred or (ii) amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred in a manner that is materially adverse and different than the effect of such amendment, alteration or repeal on any other class or series of stock; provided that the Series C Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Series Preferred.

(d) Separate Series B Vote Required. For so long as any shares of Series B Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred shall be necessary to (i) increase the authorized number of shares of the Series B Preferred or (ii) amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred in a manner that is materially adverse and different than the effect of such amendment, alteration or repeal on any other class or series of stock; provided that the Series B Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Series Preferred.

(e) Separate Series A Vote Required. For so long as any shares of Series A Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a 56% of the outstanding Series A Preferred shall be necessary to (i) increase the authorized number of shares of the Series A Preferred or (ii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred in a manner that is materially adverse and different than the effect of such amendment, alteration or repeal on any other class or series of stock; provided that Series A Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other series of Series Preferred.

(f) Election of Board of Directors.

(i) For so long as any shares of Series B Preferred remain outstanding, the holders of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board (the “Series B Preferred Director”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as any shares of Series A Preferred remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect three (3) members of the Board (the “Series A Preferred Directors” and together with the Series B Preferred Director, the “Preferred Directors”) at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) The holders of Common Stock, voting as a separate class, shall be entitled to elect three (3) members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such directors.

(iv) The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors in accordance with applicable law and to fill any vacancy caused by the resignation, death or removal of such directors.

(v) Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(vi) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Common Stock, the Company shall make payments to the holders of Series Preferred as follows:

(i) The holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the Original Issue Price of the Series C Preferred plus all declared and unpaid dividends on the Series C Preferred (the “Series C Liquidation Preference”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred of the Series C Liquidation Preference set forth in this Section 3(a)(i), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(ii) After payment in full of the Series C Liquidation Preference, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each share of Series B Preferred held by them, an amount per share of Series B Preferred equal to the Original Issue Price of the Series B Preferred plus all declared and unpaid dividends on the Series B Preferred (the “Series B Liquidation Preference”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Preferred of the Series B Liquidation Preference set forth in this Section 3(a)(ii), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(iii) After payment in full of the Series C Liquidation Preference and Series B Liquidation Preference, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the Original Issue Price of the Series A Preferred plus all declared and unpaid dividends on the Series A Preferred (the “Series A Liquidation Preference”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(a)(iii), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) After the payment in full of the Series C Liquidation Preference, Series B Liquidation Preference and the Series A Liquidation Preference, the remaining assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition), if any, shall be distributed ratably to the holders of the Common Stock.

(c) Unless the holders of (i) a majority of the outstanding shares of Series C Preferred, (ii) a majority of the outstanding shares of Series B Preferred and (iii) at least 56% of the outstanding shares of Series A Preferred, each voting as separate classes, elect otherwise, an Asset Transfer or Acquisition (each as defined below) shall be deemed a Liquidation Event for purposes of this Section 3.

For the purposes of this Section 3: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or other similar transactions or series of related transactions, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; provided that, for the purpose of this 3(c), all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such consolidation or merger or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged, but excluding any merger effected solely for the purpose of reincorporating in another state; or (B) any transaction or series of related transactions to which the Company is a party in which at least fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include a Qualified IPO (as defined below) or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof for the purpose of financing the operations and business of the Company; and (ii) “Asset Transfer” shall mean a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company (including the grant of an exclusive license covering all or substantially all of the intellectual property rights of the Company).

In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board, including a majority of the Preferred Directors, on the date such determination is made.

(d) The Company shall not have the power to effect an Acquisition or Asset Transfer unless the definitive agreement for such transaction provides that the consideration payable to the stockholders of the Company in connection therewith shall be allocated among the holders of capital stock of the Company in accordance with this Section 3.

(e) In the event of a Liquidation Event, Acquisition or Asset Transfer, if any portion of the consideration payable to the holders of capital stock of the Company is placed into escrow and/or is payable to the holders of capital stock of the Company subject to contingencies, the definitive agreement with respect to such transaction shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with this Section 3 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (ii) any additional consideration which becomes payable to the holders of capital stock of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Company in accordance with this Section 3 after taking into account the previous payment of the Initial Consideration and the previous payment of any additional consideration as part of the same transaction.

(f) Notwithstanding the above, for purposes of determining the amount of consideration each series of Series Preferred is entitled to receive with respect to a Liquidation Event, including for each initial, contingent or escrow payment described in Section 3(e) above (each such payment being herein referred to as a “Distribution”), each series of Series Preferred shall be entitled to receive proceeds from such Distribution pursuant to this Section 3 for so long as the aggregate consideration such series would receive under this Section 3 is less than the aggregate consideration such series would have received had such series been converted to Common Stock immediately prior to the Liquidation Event, at which point such series will automatically be deemed to have converted to Common Stock immediately prior to the Liquidation Event and the total consideration to be paid to the holders of such series will be calculated on an as-converted to Common Stock basis and any further consideration to be paid to such holder shall take into account amounts already paid to such holder. For clarity, holders of shares of Series Preferred shall not be required to elect whether to convert or not convert their shares at the time of any payment (initial, contingent or escrow) that is addressed by Section (e) above.

4. CONVERSION RIGHTS.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time prior to or simultaneously with a Liquidation Event (as the circumstances may require) into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect (determined as provided in Section 4(b)) by the number of shares of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series Preferred (the “Series Preferred Conversion Rate”), shall be the quotient obtained by dividing the applicable Original Issue Price of the series of Series Preferred by the applicable “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

(c) Series Preferred Conversion Price. The conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred, the conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred and the conversion price for the Series A Preferred shall initially be the Original Issue Price for the Series A Preferred (each such conversion price, “Series Preferred Conversion Price”). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the applicable Series Preferred Conversion Price, as so adjusted.

(d) Mechanics of Optional Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock, the Series Preferred Conversion Price for each series of Series Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares, the Series Preferred Conversion Price for each series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustments under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock, the Series Preferred Conversion Price for each series of Series Preferred then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price for such series shall be adjusted by multiplying the Series Preferred Conversion Price for such series then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price for each series of Series Preferred shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price for such series of Series Preferred shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of a series of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition as defined in Section 3 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4), in any such event each share of such series of Series Preferred shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of such series of Series Preferred immediately prior to such recapitalization, reclassification, merger, consolidation or other transaction would have been entitled to receive pursuant to such transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such series of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series Preferred Conversion Price for such series of Series Preferred then in effect and the number of shares issuable upon conversion of such series of Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time on or after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f) or 4(g) above, for an Effective Price (as defined below) less than the then effective Series Preferred Conversion Price for a series of Series Preferred (a “Qualifying Dilutive Issuance”), then and in each such case, the then existing and applicable Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the applicable Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction:

(A) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock that the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock that are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) [Reserved].

(iii) For the purpose of making any adjustment required under this Section 4(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, the fair market value of that property as determined in good faith by the Board, including a majority of the Preferred Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv) For the purpose of the adjustment required under this Section 4(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities exercisable for or convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) No further adjustment of a Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series Preferred Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(v) For the purpose of making any adjustment to a Series Preferred Conversion Price of the Series Preferred required under this Section 4(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than the following excluded securities (the “Excluded Securities”):

(A) shares of Common Stock issued upon conversion of the Series Preferred or as a dividend or other distribution on the Series Preferred;

(B) shares of Common Stock issued or issuable as a dividend or other distribution on the Common Stock;

(C) shares of Common Stock or Convertible Securities issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to any written stock purchase or stock option plans or other written arrangements that are approved by the Board, including a majority of Preferred Directors then serving on the Board, providing such employees, officers, directors or consultants with shares of Common Stock or Convertible Securities in consideration for their service to the Company;

(D) shares of Common Stock issued in connection with a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”);

(E) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board, including a majority of the Preferred Directors then serving on the Board;

(F) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution approved by the Board, including a majority of the Preferred Directors then serving on the Board; and

(G) shares of Common Stock issued pursuant to the exercise or conversion of Convertible Securities outstanding as of the Original Issue Date provided there is no change in the number of shares or conversion/exercise price thereunder or issued pursuant to clauses (A) through (F) above;

provided that, for the purposes of making an adjustment to the Series Preferred Conversion Price of the Series C Preferred required under this section 4(h), “Additional Shares of Common Stock” shall not mean shares of Common Stock or Convertible Securities that the holders of a majority of the outstanding shares of Series C Preferred elect in writing to exclude from such definition of Additional Shares of Common Stock for the purposes of this Section 4; and

provided further that, for the purposes of making an adjustment to the Series Preferred Conversion Price of the Series B Preferred required under this section 4(h), “Additional Shares of Common Stock” shall not mean shares of Common Stock or Convertible Securities that the holders of a majority of the outstanding shares of Series B Preferred elect in writing to exclude from such definition of Additional Shares of Common Stock for the purposes of this Section 4; and

provided further that, for the purposes of making an adjustment to the Series Preferred Conversion Price of the Series A Preferred required under this section 4(h), “Additional Shares of Common Stock” shall not mean shares of Common Stock or Convertible Securities that the holders of at least 56% of the outstanding shares of Series A Preferred elect in writing to exclude from such definition of Additional Shares of Common Stock for the purposes of this Section 4.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 4(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of a Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the applicable Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the applicable Series Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the applicable Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property that at the time would be received upon conversion of the applicable Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of at least 60% of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective and applicable Series Preferred Conversion Price, (A) at any time upon the affirmative election by written consent of the holders of a majority of the outstanding shares of Series Preferred voting together as a single class on an as-converted to Common Stock basis, or (B) immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50,000,000 (a “Qualified IPO”). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(ii) Upon the occurrence of either of the events specified in Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined in good faith by the Board, including a majority of the Preferred Directors) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(o) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

5. NO REISSUANCE OF SERIES PREFERRED.

Any shares or shares of Series Preferred redeemed, purchased, converted or exchanged by the Company shall be cancelled and retired and shall not be reissued or transferred.

V.

A. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in this Article V, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

B. The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article V or otherwise.

C. If a claim for indemnification or advancement of expenses under this Article V is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. The Company may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

E. The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries or (ii) any holder of Series Preferred or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are, “Covered Persons”), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company while such person is performing services in such capacity. Any repeal or modification of this Section E will only be prospective and will not affect the rights under this Section E in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors that shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Restated Certificate.

B. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Restated Certificate. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Restated Certificate.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

* * * *

FOUR: This Restated Certificate has been duly approved by the Board.

FIVE: This Restated Certificate was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Restated Certificate has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

IN WITNESS WHEREOF, Metacrine, Inc. has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 5th day of June, 2018.

METACRINE, INC.

By:	/s/ Ken Song
Name:	Ken Song
Title:	President and Chief Executive Officer

FIRST CERTIFICATE OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF METACRINE, INC.

Metacrine, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

First: The name of the Corporation is Metacrine, Inc.

Second: The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was September 17, 2014.

Third: The Board of Directors of the Corporation, acting in accordance with provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fourth Amended and Restated Certificate of Incorporation (the “Restated Charter”) as follows:

Section A of Article IV of the Corporation’s Restated Charter shall be amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 195,602,815 shares, 110,509,127 shares of which shall be Common Stock (the “Common Stock”) and 85,093,688 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Metacrine, Inc. has caused this First Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 13th day of July, 2018.

METACRINE, INC.

By:	/s/ Ken Song
Name:	Ken Song
Title:	Chief Executive Officer

1.

SECOND CERTIFICATE OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF METACRINE, INC.

Metacrine, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

First: The name of the Corporation is Metacrine, Inc.

Second: The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was September 17, 2014.

Third: The Board of Directors of the Corporation, acting in accordance with provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fourth Amended and Restated Certificate of Incorporation, as amended (the “Restated Charter”) as follows:

Section A of Article IV of the Corporation’s Restated Charter shall be amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 196,782,059 shares, 111,098,749 shares of which shall be Common Stock (the “Common Stock”) and 85,683,310 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

Section C of Article IV of the Corporation’s Restated Charter shall be amended and restated to read in its entirety as follows:

“C. 36,099,978 shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”) 18,333,333 shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”), and 31,249,999 shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred” and, together with the Series A Preferred and the Series B Preferred, the “Series Preferred’).”

Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

1.

IN WITNESS WHEREOF, Metacrine, Inc. has caused this Second Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 26th day of August, 2019.

Metacrine, Inc.

By:	/s/ Ken Song
Name:	Ken Song
Title:	Chief Executive Officer

2.

THIRD CERTIFICATE OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF METACRINE, INC.

Metacrine, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

First: The name of the Corporation is Metacrine, Inc.

Second: The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was September 17, 2014.

Third: The Board of Directors of the Corporation, acting in accordance with provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fourth Amended and Restated Certificate of Incorporation, as amended (the “Restated Charter”) as follows:

Section A of Article IV of the Corporation’s Restated Charter shall be amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 202,653,634 shares, 116,970,324 shares of which shall be Common Stock (the “Common Stock”) and 85,683,310 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

1.

IN WITNESS WHEREOF, Metacrine, Inc. has caused this Third Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 10th day of March, 2020.

Metacrine, Inc.

By:	/s/ Ken Song

Name:	Ken Song

Title:	Chief Executive Officer

2.

FOURTH CERTIFICATE OF AMENDMENT

TO FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

METACRINE, INC.

Metacrine, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1. The name of the Company is Metacrine, Inc. The Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 17, 2014.

2. The Fourth Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on June 5, 2018 and subsequently amended on July 13, 2018, August 26, 2019 and March 10, 2020 (as amended, the “Restated Certificate”).

3. The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Restated Certificate as follows:

Section A of Article IV of the Restated Certificate is hereby amended by appending the following language at the end of such Section A:

“Effective at the time this Fourth Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation is filed with and accepted by the Secretary of State of the State of Delaware, every 5.1 outstanding shares of Common Stock shall, automatically and without any action on the part of the respective holders thereof, be combined into one share of Common Stock, without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, that the Company shall issue no fractional shares of Common Stock as a result of the Reverse Split, but shall instead pay to any stockholder who would be entitled to receive a fractional share, as a result of the actions set forth herein, a sum in cash equal to the fair market value of the shares constituting such fractional share as determined by the Board (as defined below). The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated. All of the outstanding share amounts, amounts per share and per share numbers for the Common Stock and each series of Preferred Stock set forth in this Restated Certificate shall be appropriately adjusted to give effect to the Reverse Split, as applicable.”

A new Article VII is hereby added to the Restated Certificate as follows:

“VII.

A. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or the Company’s stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.”

B. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Restated Certificate.”

4. Thereafter, pursuant to a resolution of the Board, this Fourth Certificate of Amendment to the Restated Certificate was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5. All other provisions of the Restated Certificate as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Fourth Certificate of Amendment to be signed by its President and Chief Executive Officer this 8th day of September, 2020.

/s/ Preston Klassen
Name: Preston Klassen
Title: President and Chief Executive Officer